Securities and Exchange Commission
                             Washington, D.C. 20549

                      ------------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 10, 1999


                    AUTOMOBILE PROTECTION CORPORATION - APCO
             (Exact name of registrant as specified in its charter)


             Georgia                                             0-17231
(State or other jurisdiction of incorporation)            (Commission File No.)



     15 Dunwoody Park Drive - #100
     Atlanta, Georgia                                             30338
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (770) 394-7070



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Item 5.  Other Events

                  Attached as Exhibit 99.1 is a copy of the press release jointly issued by Automobile Protection Corporation - APCO and Ford Motor Company on June 10, 1999.

                  The By - Laws of the Company were amended on June 9, 1999 to make conforming changes to the Certificate of Incorporation.

                  Article II, Section 2, relating to the calling of special meetings of shareholders was removed in its entirety and in its place was put the following:

                  Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation. Special meetings of the shareholders of the Corporation may not be called by any other person or persons.

                  Article III, Section 10, relating to the removal of directors was removed in its entirety and in its place was put the following:

                  Any director may be removed only for cause at any time, at a special meeting of the shareholders called for that purpose.

Item 7.  Financial Statement and Exhibits

         (a)      The following documents are filed herewith as exhibits:

                  3.2      By-laws, as amended and dated June 9, 1999

                  99.1     Press Release dated June 10, 1999

         (b)      Financial Statements

                  None

         (c)      Pro Forma Financial Information

                  None





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          AUTOMOBILE PROTECTION CORPORATION - APCO



                          /s/ MARTIN J. BLANK
                         -----------------------------------------------
                         Name:  Martin J. Blank
                         Title: Chairman of the Board, Chief Operating Officer and Secretary


Date:  June 11, 1999